                                                                    EXHIBIT 99.1



FOR FURTHER INFORMATION:

THE FINANCIAL RELATIONS BOARD/BSMG WORLDWIDE:

GENERAL INQUIRIES            ANALYST INQUIRIES                  MEDIA INQUIRIES
Jeff Wilhoit                 Lisa Ferguson                      Tim Grace
312-640-6757                 312-640-6788                       312-274-2240
jwilhoit@bsmg.com            lferguson@bsmg.com                 tgrace@bsmg.com



FOR IMMEDIATE RELEASE
MONDAY, APRIL 23, 2001

            HOTEL RESERVATIONS NETWORK ANNOUNCES RECORD FIRST QUARTER

FIRST QUARTER HIGHLIGHTS:

o    91% GROWTH IN NET REVENUE

o    94% GROWTH IN EBITDA

o    101% GROWTH IN ADJUSTED NET INCOME

o    TRAVELOCITY AFFILIATION EXPANDED AND EXTENDED TO JULY 31, 2005

o    TRAVELNOW.COM ACQUISITION COMPLETED FOR $47.4 MILLION IN CASH

o    CASH AND INVESTMENTS REACHED $183 MILLION AT MARCH 31, 2001


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

                                                                THREE MONTHS
                                                        ----------------------------          %
FINANCIAL & OPERATING DATA                                3/31/01         3/31/00           CHANGE
----------------------------------------------------    ------------    ------------     -----------

Net Revenue (000's)                                     $    105,286    $     55,263           + 91%
Gross Profit (000's)                                    $     31,572    $     16,760           + 88%
EBITDA (000's)                                          $     15,822    $      8,176           + 94%
Adjusted Net Income (000's)                             $     11,183    $      5,556          + 101%
Adjusted Earnings Per Share, Diluted                    $       0.20    $       0.12           + 67%
Net Income (000's)                                      $      1,846    $      1,165           + 58%
Earnings Per Share, Diluted                             $       0.03    $       0.03             --
Weighted Average Shares O/S, Diluted (000's)                  56,595          45,611            +24%

OPERATING DATA  (excludes TravelNow except as noted)
Room Nights Sold, net of cancellations                       799,000         429,000           + 86%
Cities Served                                                    135              49          + 176%
Properties                                                     3,084           1,750           + 76%
Affiliates - HRN only                                          5,149           2,000          + 157%
Affiliates - HRN and TravelNow, combined                      18,649           6,000          + 211%


DALLAS, TEXAS, APRIL 23, 2001 - HOTEL RESERVATIONS NETWORK (NASDAQ: ROOM), the leading provider of discount hotel rooms worldwide, today announced record revenues and net income for the first quarter ended March 31, 2001.

Fueled by its base of over 18,600 affiliates, net revenues increased 91 percent to $105.3 million in the first quarter. EBITDA grew 94 percent to $15.8 million. Adjusted net income, which excludes certain non-cash expenses including amortization of goodwill and non-cash marketing and distribution expenses, grew 101 percent to $11.2 million. Diluted adjusted earnings per share totaled $0.20 versus $0.12 in the same period one year ago.

"Demand for our unique services continued to surge during the first quarter," said Bob Diener, President of Hotel Reservations Network. "We continued to be the booking engine of choice during this slower economic period because of our low rates and excellent selection." For instance, customers visiting our own website at www.hoteldiscount.com would find a discounted rate of $79.95 for a night at the Aladdin in Las Vegas."

The strength of the company's business was reflected in the company's stock price as well. According to USA Today's quarterly Internet 100 Report, Hotel Reservations Network was one of only three companies in the Internet 100 to appreciate in price over the twelve month period ended March 31, 2001, and it was the #1 performing stock in the "e-Retail" segment.

"HRN's success is based on our ability to deliver benefits to both our suppliers and our customers," added David Litman, Chief Executive Officer. "The Internet has enabled us to dramatically raise our profile within the lodging market, which has enhanced our ability to provide customers to our hotels and vacation rental partners. Our customers benefit not only from our great values, but also from an ever-increasing selection of lodging products around the world."

The company also extended its leading position on the Internet during the quarter through the closing of its acquisition of Travelnow.com on February 16. With TravelNow's 13,500 affiliates in the fold, the company's robust booking engine has quadrupled its Internet exposure and created a solid platform for further penetration of the enormous worldwide lodging market. The total number of affiliates of both HRN and TravelNow grew to 18,649 affiliates by the end of the quarter.

Also in the quarter, the company expanded and extended its affiliate relationship with Travelocity through July 31, 2005. This brings over 20 million customers to HRN from Travelocity and tens of millions of additional customers to HRN from Travelocity's partners, which include AOL, AOL.com, Yahoo, Netscape, Excite, Lycos and other portals.

Looking ahead at the balance of the 2001 year, Diener is optimistic. "We are particularly gratified by our ability to control expenses even as our top line revenue continues to grow at a rapid pace," he added. "This will remain a primary focus of ours as we target revenues of at least $500 million for 2001."

The company provided updated guidance for revenues, EBITDA and adjusted earnings per share for the three remaining quarters of 2001 as well as an updated revenue and EBITDA outlook for 2002. For the second quarter of 2001, management expects revenues of at least $120.0 million, EBITDA of at least $18.0 million, and adjusted earnings per share of at least $0.22. For the third quarter of 2001, management expects revenues of at least $135 million, EBITDA of at least $20.0 million, and adjusted earnings per share of at least $0.24. For the fourth quarter of 2001, management expects revenues of at least $140.0 million, EBITDA of at least $21.0 million, and adjusted earnings per share of at least $0.26. For the full 2001 year, management expects revenues of at least $500 million, EBITDA of at least $74.8 million, and adjusted earnings per share of at least $0.92. For the 2002 year, management has increased its expectation for full year revenues to at least $700 million, EBITDA of at least $105 million and adjusted earnings per share of at least $1.20.

HRN management will discuss its first quarter results and its business outlook on a conference call today at 11:00am Eastern Time. The conference call will be webcast live on the Investor Relations section of the company's web site at www.hoteldiscount.com, and also at www.streetfusion.com. To listen to the call, log on to either web site at least 15 minutes early to register, download and install any necessary audio software. The call will also be available via telephone by dialing 703-871-3017. An audio archive of the conference call may be accessed at either web site, and is available by phone for the seven days after the conference call by calling 703-925-2435 and typing in pass code #5141106.

Hotel Reservations Network, a majority-owned subsidiary of USA Networks, Inc.'s (Nasdaq: USAI) Information and Services unit, is the number one consolidator of discount hotel accommodations worldwide, providing service through its own websites (www.180096hotel.com, www.hoteldiscount.com, www.condosaver.com and www.travelnow.com), more than 18,600 affiliated websites, and several toll-free call centers (1-800-96HOTEL). HRN provides travelers with a one-stop shopping source for hotel pricing, amenities and availability. HRN also specializes in providing travelers with accommodations for sold-out periods in major cities.

This news release contains "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. The company has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements include statements relating to the company's anticipated financial performance, business prospects, new developments, new strategies and similar matters. The following important factors, in addition to those described under the section "Risk Factors" in the company's Annual Report on Form 10-K for the year ended December 31, 2000 (which is available upon request from the company or on the company's websites, www.hoteldiscount.com and www.180096hotel.com, under the heading "Investor Relations") may affect the future results of the company and cause those results to differ materially from those expressed in the forward-looking statements: material adverse changes in the economic conditions in the company's markets; future regulatory actions and conditions in the company's operating areas; competition from others; product demand and market acceptance; the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; and the ability to obtain and retain key executives and employees. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason.





                        HOTEL RESERVATIONS NETWORK, INC.
                          CONDENSED STATEMENT OF INCOME
                                   (UNAUDITED)
                  (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)

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

                                                                         THREE MONTHS ENDED MARCH 31,
                                                                         ----------------------------
                                                                             2001            2000
                                                                         ------------    ------------
Revenues                                                                 $    105,286    $     55,263
Cost of revenues                                                               73,714          38,503

Gross profit                                                                   31,572          16,760
Operating expenses:

         Selling general & administrative                                      16,046           8,755

         Amortization of non-cash marketing and distribution expenses           3,931             450

         Amortization of goodwill                                              11,000           6,689
                                                                         ------------    ------------

Total operating expenses                                                       30,977          15,894
                                                                         ------------    ------------
Income from operations
                                                                                  595             866

Interest & other income, net                                                    2,657           1,029

Income (loss) before income tax                                                 3,252           1,895

Provision for income tax                                                        1,406             730
                                                                         ------------    ------------
Net Income                                                               $      1,846    $      1,165
                                                                         ============    ============
Net income per share (basic & diluted)                                   $       0.03    $       0.03
                                                                         ============    ============

Weighted average shares outstanding (basic)(1)                                 55,404          45,412
                                                                         ============    ============
Weighted average shares outstanding (diluted)(1)
                                                                               56,595          45,611
                                                                         ============    ============

EBITDA(2)                                                                $     15,822    $      8,176
                                                                         ============    ============



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

                                                                         THREE MONTHS ENDED MARCH 31,
                                                                         ----------------------------
                                                                             2001            2000
                                                                         ------------    ------------
ADJUSTED INCOME EXCLUDING CERTAIN NON-CASH CHARGES (3):

Income before income tax                                                 $      3,252    $      1,895
Adjustment for non-cash and non-recurring expenses:

         Amortization of goodwill                                              11,000           6,689

         Amortization of non-cash marketing and distribution expenses           3,931             450

Total non-cash expenses                                                        14,931           7,139
                                                                         ------------    ------------

Adjusted pre-tax income before non-cash expenses                               18,183           9,034
                                                                         ------------    ------------
Provision for income tax                                                        7,000           3,478
                                                                         ------------    ------------
Adjusted net income                                                      $     11,183    $      5,556
                                                                         ============    ============

Adjusted EPS Excluding Certain Non-Cash Charges
(basic and diluted) (3)                                                  $       0.20    $       0.12
                                                                         ============    ============


Weighted average shares outstanding (basic) (1)                                55,404          45,412
                                                                         ============    ============
Weighted average shares outstanding (diluted) (1)                              56,595          45,611
                                                                         ============    ============

NOTES:

(1) Weighted average shares outstanding for the calculation of earnings per share for the three months ended March 31, 2000 assumed the 38,999 shares of the Class B Common Stock was outstanding for the entire period and the 16,210 shares of Class A Common Stock and the dilutive effect of options and warrants issued at the time of the initial public offering (IPO) are weighted for the period from February 25, 2000 (date of IPO) to March 31, 2000.

(2) EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

(3) Adjusted Net Income and Adjusted EPS information is presented for informational purposes only and should not be considered as a substitute for the historical financial information presented in accordance with accounting principles generally accepted in the United States.





                        HOTEL RESERVATIONS NETWORK, INC.
                           SELECTED BALANCE SHEET DATA
                                   (UNAUDITED)
                                 (IN THOUSANDS)

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

                                         MARCH 31,         MARCH 31,
                                           2001             2000
                                        ------------    ------------


Cash & cash equivalents                 $    104,200    $    104,825
Short-term investments held for sale          78,704          31,642
Fixed assets, net                              5,653           2,068
Accounts payable                              49,332          24,256
Deferred revenue                              57,657          38,265